EXHIBIT. 32

CERTIFICATION

In connection with the periodic report of TNI BioTech, Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), we, Noreen Griffin, Chief Executive Officer (Principal Executive Officer) and Peter Aronstam, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

November 14, 2014	By:	/s/ Noreen Griffin
Noreen Griffin
(Principal Executive Officer)

November 14, 2014	By:	/s/ Peter Aronstam
Peter Aronstam
(Principal Financial and Accounting Officer)